

VALYNT DIGITAL

Marketing Service Agreement for C3 Bullion

Prepared for:
C3 Bullion
Christopher Werner

From:
Valynt Digital
Dan Spottsville

Packages and Services

Onboarding - $5,000

Onboarding is due prior to hosting the Brand Map (virtual or in DFW).

A Brand Map is your official onboarding meeting to further dive into all details about the project. Onboarding cost is intended to cover the timeline from day 1 of onboarding to launch of live ads - Average 21 - 31 days.

During this time, Valynt begins to create content, write copy, conduct market research, craft unique audiences, build ads, review all social accounts (set-up as needed), collect of all assets for the campaign, content review/approval, marketing dashboard set up -- Any step/process required prior to launch of your ads.

For compliance reasons & because the content is representing your business through your social accounts, all content must be approved by your team before we use it in an ad.

Social Only Package

Includes Social Media Ads, Retargeting Ads, Simple Ad Graphics, Data Access, and Copy Writing

Social & Search Package

Includes Social Media Ads, Retargeting Ads, Simple Ad Graphics, Copy Writing, Google AdWords, Data Access, and Sales Enablement.

Option to switch Google AdWords with the Advanced Audience Identifier.

Advanced Marketing Package - Custom Pricing

Includes Social Media Ads, Retargeting Ads, Simple Ad Graphics, Copy Writing, Google AdWords, Email Marketing, Sales Enablement, Data Access, and the Advanced Audience Identifier



Monthly Agreement and Ad Budget

Agreement Start Date: Agreement Term: 4 Months

Services	Qty	Subtotal
☑ Advanced Marketing Package First monthly payment is due when ads are launched. Payment Schedule is as follows: • 1st Monthly Payment: $5,000 • 2nd Monthly Payment: $10,000 • 3rd Monthly Payment: $10,000 • 4th Monthly Payment: $10,000	1	$35,000.00
Onboarding Cost Set up cost is due on or before the day of the Brand Map.	1	$5,000.00
		$40,000.00

Initial Payment Due Today: **$5,000.00**

Monthly Ad Budget	
$5,000-$8,000	

Terms and Conditions:

1. Payments are accepted in the form of ACH transfer through QuickBooks® Invoices sent by Valynt Digital.
2. The one-time onboarding payment is due on or before the agreement start date as noted within this service agreement.
3. The first monthly service payment is due the day Valynt Digital launches the first set of campaigns, or on day 45 after the agreement start date, whichever comes first.
4. The billing cycle is the length of time between the last invoice date and the next invoice date, which is monthly (for example, the tenth of each month).
5. Invoices include the monthly service payment and are sent at the beginning of each billing cycle. Payment is intended to cover the forthcoming work performed by Valynt Digital.
6. There is a three day grace period for invoices. Invoices that are not paid within a three day period from invoice date are subject to ads being turned off.
7. Service agreements will automatically renew on a month-to-month basis after the initial agreement terms ends, unless the client gives notice 14 days before the initial agreement end date. Service agreements will continue to renew on a month-to-month basis unless notice is given 14 days before the next invoice date.
8. Service agreements may not be terminated by the client within the terms stated on the service agreement. If a service agreement is terminated for any reason by the client, the client will still be accountable for the remaining monthly service payments.
9. Valynt Digital is not a licensed broker and will not be directly calling the leads.

10. Valynt Digital is not responsible for the dollar amount raised for the deal being closed, and/or the raise funding during the length stated on the service agreement.
11. The ad spend budget stated in the service agreement may be adjusted or paused at any time.
12. $250 - $500 of the ad spend budget will be allocated to sales enablement platform including unlimited number of texts, emails, & voice drops for follow ups to leads generated by Valynt Digital.
13. $500 per user will be pulled from the ad spend budget to be allocated for LinkedIn automation/email platform, Luna A.I. Automation Software, for the campaign to generate leads and increase email outreach.
14. Any modifications to the service agreement must be made by written agreement between the parties.
15. The employees who sign this service agreement are representatives of the parties they are signing for.
16. The parties agree and consent that exclusive venue and jurisdiction for any dispute between the parties hereto shall be in Dallas County, Texas and shall be governed by the laws of the state of Texas.

Launch: Launch is the action of Valynt Digital submitting an ad(s) for approval to the corresponding platform(s).

Agreement Term: The amount of time, in months, the initial agreement will be effective.

Scope of Work: Scope of work is defined by details outlined on page 2, under Package and Service Summary for the client which the agreement is signed by. Requests by the client to run ads on accounts or pages not included in the original scope of work defined in the service agreement are subject to additional payments.

Ad Spend Budget: Ad spend budget is the amount of money a client is recommended to spend on their ads each month. The ad spend budget is determined by the campaign goals. The ad spend budget is directly billed by the platforms to the clients provided credit card. Stopping AND/OR pausing a campaign will have adverse effects on the results of the campaign. $250 - $500 of the ad spend budget will be allocated to sales enablement platform including unlimited number of texts, emails, & voice drops for follow ups to leads generated by Valynt Digital.

Contact and Sign Off

Signee Contact Information	
Company:	
Name:	
Title:	
Street Address:	
City, State, Zipcode	
Phone:	
Email:	

The above agreement is accepted by the following parties:

Christopher Werner

C3 Bullion

Valynt Digital

Dan Spottsville


WE ARE
VALYNT DIGITAL
Digital Marketing Solutions for
Growing COMPANIES
WHO WE ARE
OUR SERVICES

VALYNT DIGITAL

CREDIT CARD AUTHORIZATION FORM

Required for ad spend

Client Name:				
Card Holder Name:				
Card Number:				
Card Type:	Visa ☐	MasterCard ☐	American Express ☐	Discover ☐
Expiration Date:				
Security Code:				
Billing Address:				
Billing City, State & Zip:				
Card Holder Signature & Date:	[[SertifiSStamp_1]]			
I authorize Valynt Digital to charge provided credit card.				

If you have any questions, please get in touch with accounts receivable at ap@valyntdigital.com

Thank you!

VALYNT DIGITAL



Video Package Service Agreement for C3 Bullion

Prepared for:
C3 Bullion
Christopher Werner

From:
Valynt Digital
Dan Spottsville

Packages and Services

DFW Video Shoot $20,000

Includes 6 videos. The following are different types of content Valynt Digital can create. Depending on the goal of the campaign, recommended videos may vary.

1. Brand Awareness Video (long cut)
2. Brand Awareness Video (short cut)
3. Testimonial Video
4. Informational Video
5. Educational Video
6. Philosophy Video

Video is absolutely required when partnering together because of the impact video has on conversion and the unique data Valynt can learn about the audience through video ads. Valynt's DFW video production, includes a team of award winning videographers & editors local to the area & 6 professionally edited videos to use in marketing and for your business's personal use.

A 50% deposit ($10,000) is required for booking the studio and team; The remaining balance ($10,000) is due at completion of video editing. Each video is permitted 2 rounds of edits at no additional charge & the completion of video editing is defined by the client sending an email with written approval that video are approved. Each additional round of edits can range from $750 - $1,200 per round of edits.

If you chose to use your own video team, we ask for a collaborative relationship with your trusted video team to ensure the best video content is created based on our understanding of investor video content that converts.

Monthly Agreement and Ad Budget

Project Start Date:

Services	Price	Discount	Subtotal
Video Package A 50% deposit is due upfront. The remaining is due upon approved video completion.	$25,000.00	-$5,000.00	$20,000.00
			$20,000.00

Due Today **$10,000.00**

Due at Approved Video Completion **$10,000.00**

Terms and Conditions:

1. A 50% deposit is due upfront. The remaining 50% is due upon approved video completion or 30 days after the video shoot, whichever comes first.
2. The invoice for approved video completion will be sent once the client approves all final edits of the video in written form.
3. Each video is allowed 2 full rounds of revisions with no extra cost. Each additional round of edits can range from $750 - $1,200 per round of edits.
4. Major editing revisions such as, but not limited to, company name change and personnel change from the initial interview, resulting in a re-edit of the entire video from initial drafts will require client to be responsible for additional fees.
5. Modifications to the contract must be made by written agreement between the parties.
6. The employees who sign this agreement are representatives of the parties they are signing for.
7. The parties agree and consent that exclusive venue and jurisdiction for any dispute between the parties hereto shall be in Denton County, Texas and shall be governed by the laws of the state of Texas.

Scope of Work: Scope of work is defined by details outlined on page 2, under Package and Service Summary.

Contact and Sign Off

Signee Contact Information	
Company:	
Name:	
Title:	
Street Address:	
City, State, Zipcode	
Phone:	
Email:	

The above agreement is accepted by the following parties:

Christopher Werner

C3 Bullion

Valynt Digital

Dan Spottsville



WE ARE
VALYNT DIGITAL
Digital Marketing Solutions for
Growing COMPANIES
WHO WE ARE
OUR SERVICES